CONSULTING AGREEMENT

            THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of August 27, 2008 (the "Effective Date") by and between Power Air Corporation, a Nevada corporation have an address for notice and delivery and executive offices located at 4777 Bennett Drive, Suite E, Livermore, CA 94551 ("PowerAir"), and Minnie Wright, having an address for notice and delivery located at 6 Gleneagle, Moraga, CA 94556 (the "Consultant"; and PowerAir and the Consultant being hereinafter also referred to, individually and collectively, as a "Party" or the "Parties" as the context so requires).

            WHEREAS, PowerAir desires the Consultant to perform certain consulting and related services for and at the direction of PowerAir and including, without limitation, as PowerAir's proposed Chief Financial Officer going forward;

            AND WHEREAS, the Consultant is capable of and willing to perform such services in accordance with the terms and conditions of this Agreement;

            NOW, THEREFORE, in consideration of the mutual benefits and obligations accruing to each of the Parties hereunder, the Parties hereby agree as follows:

A.        Scope of Services, duties and direction

            The Consultant shall render all services which are required by PowerAir in order to accomplish the services and tasks which are described in Exhibit A, captioned "Services", which is incorporated herein by reference and which forms a material part of this Agreement (collectively, the "Services"); and which Services may be modified, from time to time, by the mutual written agreement of each of the Parties; however, which Services shall remain, at all times, subject to the prior approval of PowerAir in its sole and absolute discretion acting reasonably.

            During the Initial Term (as hereinafter defined) and during the continuance of this Agreement the Consultant hereby agrees to be subject to the direction and supervision of, and to have the authority as is delegated to the Consultant by, the Board of Directors of PowerAir consistent with the Consultant's position with and Services for PowerAir, and the Consultant also agrees to accept such position in order to provide such related Services as the Board of Directors of PowerAir shall, from time to time, reasonably assign to the Consultant and as may be necessary for the ongoing maintenance and development of the Company's various business interests during the Initial Term and during the continuance of this Agreement; it being expressly acknowledged and agreed by the Parties hereto that the Consultant shall initially commit and provide to the Company the Services on not less than a two full working days' basis during the Initial Term and during the continuance of this Agreement for which PowerAir, as more particularly set forth hereinbelow, hereby agrees to pay and provide to the order and direction of the Consultant each of the proposed compensation amounts as set forth herein below.

            All Services to be performed pursuant to this Agreement shall be performed with the standard care, skill and diligence normally provided by professional persons performing consulting services similar to those to be performed hereunder and including, without limitation, the services and duties generally required of the Chief Financial Officer of a U.S. reporting company.

            In this regard it is hereby acknowledged and agreed that the Consultant shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the President of PowerAir, or upon the advice or instructions of such other director or officer of PowerAir as the President of PowerAir shall, from time to time, designate in times of the President's absence, in order to initiate, coordinate and implement the Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors of PowerAir.

            Without in any manner limiting the generality of the Services to be provided, it is hereby also acknowledged and agreed that Consultant will, during the Initial Term (as hereinafter defined) and during the continuance of this Agreement, devote a significant portion of the Consultant's consulting time to the Services of the Consultant as may be determined and required by the Board of Directors of PowerAir for the performance of said Services faithfully, diligently, to the best of the Consultant's abilities and in the best interests of PowerAir and, furthermore, that the Consultant's consulting time will be prioritized at all times for PowerAir in that regard.

            The Consultant hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of PowerAir and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Consultant as a consultant and as the Chief Financial Officer of PowerAir.

            The Consultant hereby authorizes PowerAir to use the Consultant's name and position, where required by applicable corporate and securities legislation or regulatory policy, in each of PowerAir's public and regulatory filings.

B.         Initial Term and termination of this Agreement

            The initial term of this Agreement (the "Initial Term") is for a period of six months commencing on the Effective Date hereof.

            Subject to the following provisions, this Agreement shall renew automatically if not specifically terminated in accordance with the following provisions. PowerAir agrees to notify the Consultant in writing at least 30 calendar days prior to the end of the Initial Term of its intent not to renew this Agreement (the "Non-Renewal Notice"). Should PowerAir fail to provide a Non-Renewal Notice this Agreement shall automatically renew on a one-month to one-month term renewal basis after the Initial Term until otherwise specifically renewed in writing by each of the Parties hereto for the next one-month term of renewal or, otherwise, terminated upon delivery by PowerAir of a corresponding and follow-up 30 calendar day Company's Non-Renewal Notice in connection with and within 30 calendar days prior to the end of any such one-month term renewal period. Any such renewal on a one-month basis shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties in advance.

            Notwithstanding any other provision of this Agreement, this Agreement may be terminated by either Party at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon a Party's delivery to the other Party of prior written notice of its intention to do so (the "Notice of Termination") at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date"). In any such event the Consultant's ongoing obligation to provide the Services will continue only until the Effective Termination Date and PowerAir's ongoing obligation to provide and to pay to the Consultant all of the amounts otherwise payable to the Consultant under this Agreement will continue only until the Effective Termination Date.

            Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any Party hereto at any time upon written notice to the other Party of such Party's intention to do so (the "Notice of Termination" herein) at least 10 calendar days prior to the effective date of any such termination (the end of such 10-day period from such Notice of Termination being the "Effective Termination Date" herein), and damages sought, if:

(a)        the other Party fails to cure a material breach of any provision of this Agreement within 10 calendar days from its receipt of written notice from said Party (unless such material breach cannot be reasonably cured within said 10 calendar days and the other Party is actively pursuing to cure said material breach);

(b)        the other Party is willfully non-compliant in the performance of its respective duties under this Agreement within 10 calendar days from its receipt of written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 10 calendar days and the other Party is actively pursuing to cure said willful non-compliance);

(c)        the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

(d)         the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 10 calendar days.

            In any such event the Consultant's ongoing obligation to provide the Services will continue only until the Effective Termination Date and PowerAir shall continue to pay to the Consultant all of the amounts otherwise payable to the Consultant under this Agreement until the Effective Termination Date.

            Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time by any Party within 30 calendar days after the death or disability of the Consultant, as a without fault termination (the resulting effective date of any such termination being herein also the "Effective Termination Date"). For the purposes of this Agreement the term "disability" shall mean the Consultant shall have been unable to provide the Services contemplated under this Agreement for a period of 30 calendar days, whether or not consecutive, during any 360 calendar day period, due to a physical or mental disability. A determination of disability shall be made by a physician satisfactory to both the Consultant and PowerAir; provided that if the Consultant and PowerAir do not agree on a physician, the Consultant and the Company shall each select a physician and these two together shall select a third physician whose determination as to disability shall be binding on all Parties. In the event that the Consultant's employment is terminated by death or because of disability pursuant to this Agreement, PowerAir shall pay to the estate of the Consultant or to the Consultant, as the case may be, all amounts to which the Consultant would otherwise be entitled under this Agreement until the Effective Termination Date.

            Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties hereto or for the protection of the business interests of PowerAir Company shall survive the termination of this Agreement, and any matter of interpretation thereto shall be given a wide latitude in this regard.

            PowerAir shall not be liable for any Services or expenses incurred after the receipt of any Notice of Termination hereunder. In the event that PowerAir terminates the Agreement while the Consultant is traveling for PowerAir, the Consultant shall be compensated for the reasonable expenses incurred by the Consultant for returning to her residence. Upon the termination of this Agreement for any reason the Consultant shall turn over to PowerAir all data, reports, drawings and specifications prepared prior to such Effective Date of Termination.

C.         Compensation

            It is hereby acknowledged and agreed that the Consultant shall render the Services as defined hereinabove during the Initial Term and during the continuance of this Agreement and shall thus be compensated from the Effective Date of this Agreement to the termination of the same by way of the payment by PowerAir to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise PowerAir of prior to such payment, of the monthly fee of U.S. $8,333.33 (collectively, the "Fees"). All such Fees will be due and payable by PowerAir to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise PowerAir of prior to any such Fee payment, bi-monthly and on or about the fifteenth and thirtieth day of each month of the then monthly period of service during the continuance of this Agreement.

            It is hereby acknowledged and agreed that the Consultant shall also be reimbursed for all pre-approved, direct and reasonable expenses actually and properly incurred by the Consultant for the benefit of PowerAir (collectively, the "Expenses"); and which Expenses, it is hereby acknowledged and agreed, shall be payable by PowerAir to the order, direction and account of the Consultant as the Consultant may designate in writing, from time to time, in the Consultant's sole and absolute discretion, as soon as conveniently possible after the prior delivery by the Consultant to PowerAir of written substantiation on account of each such reimbursable Expense.

            It is hereby also acknowledged and agreed that, during the continuance of this Agreement, the Consultant shall be entitled to two weeks paid vacation (collectively, the "Vacation") during each and every year during the continuance of this Agreement. In this regard it is further understood hereby that the Consultant's entitlement to any such paid Vacation during any year (including the initial year) during the continuance of this Agreement will be subject, at all times, to the Consultant's entitlement to only a pro rata portion of any such paid Vacation time during any year (including the initial year) and to the effective date upon which this Agreement is terminated prior to the end of any such year for any reason whatsoever.

            It is hereby also acknowledged and agreed that the Consultant will be classified as a non-taxable consultant of PowerAir for all purposes, such that all compensation which is provided by PowerAir to the Consultant under this Agreement, or otherwise, will be calculated on the foregoing and gross basis and otherwise for which no statutory taxes will first be deducted by PowerAir.

            The Consultant shall submit invoices monthly for all Fees and Expenses. Each invoice shall be supported by schedules of days worked and receipts for Expenses claimed. PowerAir's internal auditing staff or a public accounting firm designated to represent PowerAir shall be afforded access, at all reasonable times, to the Consultant's facilities, personnel, books, records, receipts, vouchers, and other writings relating to payments made by PowerAir to the Consultant; and the Consultant and its subcontractors shall preserve all such records for a period of two years after final payment.

D.        Additional provisions

            This Agreement is supplemented by and subject to the additional terms, conditions and provisions which are set forth in Exhibit B, captioned "Additional Agreement Provisions", which are incorporated herein by reference herein and which form a material part of this Agreement.

            IN WITNESS WHEREOF, the Parties hereto have caused the Agreement to be executed and effective as of the Effective Date first above written.

MINNIE WRIGHT "Minnie Wright" Signature Dated: August 27, 2008	By: Title: Dated:	POWER AIR CORPORATION "Don Ceci" Authorized Signatory President and CEO August 27, 2008

Exhibit A

            This is Exhibit A to that certain Consulting Agreement as entered into between Minnie Wright and Power Air Corporation.

Services

            Each of the following capitalized terms have the same meanings as set forth in the within Agreement.

            During the Initial Term and during the continuance of the Agreement the Consultant hereby agrees to be subject to the direction and supervision of, and to have the authority as is delegated to the Consultant by, the Board of Directors of PowerAir consistent with the Consultant's position with and Services for PowerAir, and the Consultant also agrees to accept such position in order to provide such related Services as the Board of Directors of PowerAir shall, from time to time, reasonably assign to the Consultant and as may be necessary for the ongoing maintenance and development of the Company's various business interests during the Initial Term and during the continuance of the Agreement; it being expressly acknowledged and agreed by the Parties hereto that the Consultant shall initially commit and provide to PowerAir the Services on not less than a two full working days' basis during the Initial Term and during the continuance of the Agreement.

            Without in any manner limiting the generality of the Services to be provided by the Consultant as set forth in the Agreement hereinabove, it is hereby also acknowledged and agreed that the Consultant will provide the following specific financial and management consulting services to the Company and as may be determined by the Board of Directors of PowerAir, from time to time, in its sole and absolute discretion, on a part-time consulting basis during the Initial Term and during continuance of the Agreement subject, at all times, to the direction of the Board of Directors of PowerAir:

(a)        assistance in the filing of all U.S. regulatory filings for the PowerAir;

(b)        assistance in the initiation, coordination, implementation and management of all aspects of any program or project in connection with the maintenance and development of PowerAir' various business interests;

(c)       assistance in the organization and preparation of any and all financial statements, business plans, technical reports, news releases and special shareholder or investment reports for PowerAir, or for any of PowerAir's respective subsidiaries, as the case may be and as may be determined by the Board of Directors of PowerAir, from time to time, in its sole and absolute discretion, and in connection with the maintenance and development of PowerAir's various business interests;

(d)        assistance in the liaison with and the setting up of all corporate alliances and regulatory associations for PowerAir, or for any of PowerAir's respective subsidiaries, as the case may be and as may be determined by the Board of Directors of PowerAir, from time to time, in its sole and absolute discretion, and in connection with the maintenance and development of PowerAir's various business interests; and

(e)        assistance in all other matters as may be determined by the Board of Directors of PowerAir, from time to time, in its sole and absolute discretion, and in connection with the maintenance and development of PowerAir's various business interests.

            In this regard it is hereby acknowledged and agreed that the Consultant shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the President of PowerAir, or upon the advice or instructions of such other director or officer of PowerAir as the President of PowerAir shall, from time to time, designate in times of the President's absence, in order to initiate, coordinate and implement the Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors of PowerAir.

__________

Exhibit B

            This is Exhibit B to that certain Consulting Agreement as entered into between Minnie Wright and Power Air Corporation.

Additional Agreement Provisions

            The Agreement is hereby supplemented by and subject to the following additional terms, conditions and provisions which are incorporated in the Agreement by reference herein and which form a material part of the Agreement. Unless the context otherwise requires as set forth below, each of the following capitalized terms have the same meanings as set forth in the within Agreement.

1.        Additional obligations of the Consultant

            Reporting. At such time or times as may be required by the Board of Directors of PowerAir, acting reasonably, the Consultant will provide the Board of Directors of PowerAir with such information concerning the results of the Consultant's Services and activities hereunder for the previous month as the Board of Directors of PowerAir may reasonably require.

            Opinions, reports and advice of the Consultant. The Consultant acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Consultant to PowerAir in connection with the Consultant's engagement hereunder are intended solely for PowerAir's benefit and for PowerAir's uses only, and that any such written and oral opinions, reports, advice and information are the exclusive property of PowerAir. In this regard the Consultant covenants and agrees that PowerAir may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in PowerAir's sole and absolute discretion. The Consultant further covenants and agrees that no public references to the Consultant or disclosure of the Consultant's role in respect of PowerAir may be made by the Consultant without the prior written consent of the Board of Directors of PowerAir in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Board of Directors of Power Air, be provided by the Consultant to PowerAir in a form and with such substance as would be acceptable for filing with and approval by any regulatory authority having jurisdiction over the affairs of PowerAir from time to time.

            Consultant's business conduct. The Consultant warrants that the Consultant shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to PowerAir, to PowerAir's business interests and the Consultant. In particular, and in this regard, the Consultant specifically warrants to provide the Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of PowerAir. In the event that the Board of Directors of PowerAir has a reasonable concern that the business as conducted by the Consultant is being conducted in a way contrary to law or is reasonably likely to bring disrepute to the business interests or to PowerAir's or the Consultant's reputation, PowerAir may require that the Consultant make such alterations in the Consultant's business conduct or structure, whether of management or Board representation or employee or sub-licensee representation, as the Board of Directors of PowerAir may reasonably require, in its sole and absolute discretion.

            Right of ownership to the business and related Property. The Consultant hereby acknowledges and agrees that any and all PowerAir business interests, together with any products or improvements derived therefrom and any trade marks or trade names used in connection with the same (collectively, the "Property"), are wholly owned and controlled by PowerAir. Correspondingly, neither the Agreement, nor the operation of the business contemplated by the Agreement, confers or shall be deemed to confer upon the Consultant any interest whatsoever in and to any of the Property. In this regard the Consultant hereby further covenants and agrees not to, during or after the Initial Term and the continuance of the Agreement, contest the title to any of the Property interests, in any way dispute or impugn the validity of the Property interests or take any action to the detriment of PowerAir's interests therein. The Consultant acknowledges that, by reason of the unique nature of the Property interests, and by reason of the Consultant's knowledge of and association with the Property interests during the Initial Term and during the continuance of the Agreement, the aforesaid covenant, both during the Initial Term of the Agreement and thereafter, is reasonable and commensurate for the protection of the legitimate business interests of PowerAir. As a final note, the Consultant hereby further covenants and agrees to immediately notify PowerAir of any infringement of or challenge to the any of the Property interests as soon as the Consultant becomes aware of the infringement or challenge.

            In addition, and for even greater certainty, the Consultant hereby assigns to PowerAir the entire right, title and interest throughout the world in and to all work performed, writings, formulas, designs, models, drawings, photographs, design inventions, and other inventions, made, conceived, or reduced to practice or authored by the Consultant or the Consultant's employees, either solely or jointly with others, during the performance of the Agreement, or which are made, conceived, or reduced to practice, or authored with the use of information or materials of PowerAir either received or used by the Consultant during the performance of the Agreement or any extension or renewal thereof. The Consultant shall promptly disclose to PowerAir all works, writings, formulas, designs, models, photographs, drawings, design inventions and other inventions made, conceived or reduced to practice, or authored by the Consultant or the Consultant's employees as set forth above. The Consultant shall sign, execute and acknowledge, or cause to be signed, executed and acknowledged without cost to PowerAir or its nominees, patent, trademark or copyright protection throughout the world upon all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions; title to which PowerAir acquires in accordance with the provisions of this section. The Consultant has acquired or shall acquire from each of the Consultant's employees, if any, the necessary rights to all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions made by such employees within the scope of their employment by the Consultant in performing the Services under the Agreement. The Consultant shall obtain the cooperation of each such employee to secure to PowerAir or its nominees the rights to such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions as PowerAir may acquire in accordance with the provisions of this section. The work performed and the information produced under the Agreement are works made for hire as defined in 17 U.S.C. Section 101.

2.        Additional obligations of the Parties

            No conflict, no competition and non-circumvention. During the continuance of the Agreement neither Party hereto shall engage in any business or activity which reasonably may detract from or conflict with that Party's respective duties and obligations to the other Party as set forth in the Agreement without the prior written consent of the other Party hereto. In addition, during the continuance of the Agreement, and for a period of at least one year following the termination of the Agreement for any reason hereunder, the Consultant shall not engage in any business or activity whatsoever which reasonably may be determined by the Board of Directors of PowerAir, in its sole and absolute discretion, to compete with any portion of PowerAir's various business interests as contemplated hereby without the prior written consent of PowerAir. Furthermore, each of the Parties hereby acknowledges and agrees, for a period of at least one year following the termination of the Agreement, not to initiate any contact or communication directly with either of the other Party or any of its respective subsidiaries, as the case may be, together with each of the other Party's respective directors, officers, representatives, agents or employees, without the prior written consent of the other Party hereto and, notwithstanding the generality of the foregoing, further acknowledges and agrees, even with the prior written consent of the other Party to such contact or communication, to limit such contact or communication to discussions outside the scope of any confidential information (as hereinafter determined). For the purposes of the foregoing the Parties hereby recognize and agree that a breach a Party of any of the covenants herein contained would result in irreparable harm and significant damage to the other Party that would not be adequately compensated for by monetary award. Accordingly, each of the Parties agrees that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, a Party will also be liable to the other Party hereto, as liquidated damages, for an amount equal to the amount received and earned by that Party as a result of and with respect to any such breach. The Parties hereby acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in the Agreement are necessary and fundamental to the protection of their respective business interests and are reasonable and valid, and all defenses to the strict enforcement thereof by the Parties are hereby waived.

            Confidentiality. Each Party will not, except as authorized or required by its respective duties and obligations hereunder, reveal or divulge to any person, company or entity any information concerning the respective organization, business, finances, transactions or other affairs of the other Party hereto, or of any of the other Party's respective subsidiaries, which may come to the Party's knowledge during the continuance of the Agreement, and each Party will keep in complete secrecy all confidential information entrusted to the Party and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the other Party's respective business interests. This restriction will continue to apply after the termination of the Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

            Compliance with applicable laws. Each Party will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to its respective duties and obligations hereunder and, in addition, hereby represents and warrants that any information which the Party may provide to any person or company hereunder will, to the best of the Party's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

3.        Indemnification and legal proceedings

            The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of the Agreement.

            This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

            The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

            In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

            No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

            Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)        such counsel has been authorized by the relevant Party;

(b)        the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)        the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)        there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

            If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

4.        Arbitration

            Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to the Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

            It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for hereinbelow.

            The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the American Arbitration Rules, as amended from time to time (collectively, the "Arbitration Rules"). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Rules. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Rules or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

            The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

5.        General provisions

            Entire agreement. The Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of the Agreement.

            No assignment. The Agreement may not be assigned by any Party hereto except with the prior written consent of the other Party.

            Notice. Each notice, demand or other communication required or permitted to be given under the Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of the Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

            Time of the essence. Time will be of the essence of the Agreement.

            Enurement. The Agreement will endure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

            Further assurances. The Parties will from time to time after the execution of the Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to the Agreement.

            Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, acts solely for PowerAir, and, correspondingly, that the Consultant has been required by each of Lang Michener LLP and PowerAir to obtain independent legal advice with respect to its review and execution of the Agreement. Each Party to the Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of the Agreement and, in particular, that the costs involved in the preparation of the Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of PowerAir.

            Applicable law. The situs of the Agreement is Livermore, California, U.S.A., and for all purposes the Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the State of California, U.S.A..

            Severability and construction. Each Article, section, paragraph, term and provision of the Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of the Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of the Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

            Captions. The captions, section numbers and Article numbers appearing in the Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of the Agreement nor in any way affect the Agreement.

            Counterparts. The Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of the Agreement.

            No partnership or agency. The Parties have not created a partnership and nothing contained in the Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

            Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)        be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)        be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)        constitute a general waiver under the Agreement; or

(d)        eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

__________